Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of Spring Creek Acquisition Corp. (the “Company”) on Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the period certified.

Signed on this 14 day of April, 2008

/s/ James Cheng-Jee Sha
James Cheng-Jee Sha
Chief Executive Officer and Chairman
(Principal financial officer)

/s/ William Tsu-Cheng Yu
William Tsu-Cheng Yu
Chief Financial Officer and Director
(Principal Accounting and Financial Officer)